Exhibit 3(c)
                        Consent of KPMG Peat Marwick LLP



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                         Consent of Independent Auditors


The Board of Directors
The Life Insurance Company of Virginia
Life of Virginia Separate Account II


We consent to the reference to our firm under the caption "Experts" in the prospectus of Life of Virginia Separate Account II and to the use of our report with respect to the consolidated financial statements of The Life Insurance Company of Virginia and subsidiaries as of December 31, 1996, and for the nine-month period ended December 31, 1996, and the preacquisition three-month period ended March 31, 1996, dated January 15, 1997, and our report with respect to the financial statements of Life of Virginia Separate Account II as of December 31, 1996, and for the year or periods then ended, dated February 11, 1997, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No 333-32701).

                            /s/KPMG PEAT MARWICK LLP


Chicago, Illinois
November 13, 1997